CAR
PROXY

Know All Men By These Presents: That the undersigned hereby constitutes and appoints Daniel B. Williams and Edrise L. Sievers attorney and agent with power of substitution for and in behalf of the undersigned, to vote as proxy at the Annual Meeting of Shareholders of the C/Community Association Reserve Fund series of C/Funds Group, Inc to be held at the Venice Golf & Country Club on Center Road in Venice, Florida on Monday, March 31, 1997 at 9:00a.m. and at any adjournment or adjournments thereof, according to the numberof whole shares that the undersigned would be entitled to vote if then personally present, upon the matters and proposals set forth in the Proxy Statement and Notice of said meeting.

This PROXY is solicited on behalf of the Board of Directors of C/Funds Group, Inc. Management recommends a vote FOR all proposals. Any proposal vote left blank on a signed form will be considered a vote FOR that proposal. The undersigned agrees that said proxy may vote all shares:

For	Against	Abstain
o	o	o	(1) Election of Roland G. Caldwell, William L.
                            Donovan, Keith W. Hallman, Emmett V. Weber,
                            and Deborah C. Pecheaux as directors. [You
                            may withhold authority to vote for any
                            nominee by lining through the name of any
                            nominee as listed here.]
o	o	o	(2) Appointment of the firm Gregory Sharer &
                            Stuart CPAs as the independent public
                            accountants.
o	o	o	(3) Renewal of investment advisory contract.
o	o	o	(4) Any other items that may come before the
                            meeting.

____________________________________________

____________________________________________
Signature of Owner(s)

______________________
Date
Please sign and return this form to C/Funds Group, P.O. Box 622, Venice Florida 34284-0622